UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 26, 2008

Date of Report (Date of earliest event reported)

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2160 Gold Street Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2008, our board of directors approved the Fiscal Year 2009 Bonus Plan for Executives, which we refer to as the Plan. Under the Plan, cash bonuses will be paid based on the achievement of specified corporate and departmental goals at end of fiscal year 2009, ending January 31, 2009, as determined by the compensation committee of our board of directors and/or our board of directors.

The amount of actual cash bonuses will be based on the achievement of objective company and departmental performance goals and may be higher or lower than targeted amounts according to a pre-determined formula that will be applied by the compensation committee and the board. Target cash bonuses for named executive officers under the Plan for fiscal year 2009 is equal to 50% of the recipient’s base salary (excluding our Chief Executive Officer, whose target cash bonus is equal to 80% of base salary). For all executives (excluding our Chief Executive Officer), actual cash bonuses will be based on thirty percent (30%) corporate objectives and seventy percent (70%) departmental objectives, with an additional ten percent (10%) based on a separate corporate objective. Our Chief Executive Officer’s bonus will be based on meeting objective corporate performance goals.

Additionally, our board, at the recommendation of the compensation committee, has approved a revised individual milestone plan for one of our named executive officers, James Barton. The revised individual milestone plan provides additional incentives and rewards superior performance around key corporate objectives. In fiscal year 2009, Mr. Barton is eligible to receive a targeted milestone bonus of cash and restricted stock upon the delivery of certain specified research and development objectives.

The board and the compensation committee reserve the right to modify the goals, amounts and criteria under the Plan and milestone plan at any time.

A full summary of the Plan will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2008 and the description above is qualified in its entirety by reference to the full summary of the Plan.

In addition, on March 26, 2008, for each of the following executive officers who were “named executive officers” in our 2007 annual meeting proxy statement, our board of directors, at the recommendation of the compensation committee, approved the following salary increases from their fiscal year 2008 salaries as disclosed in our 2007 annual meeting proxy statement: James Barton, our Senior Vice President, Chief Technology Officer, received a $23,000 salary increase for fiscal year 2009; Mark Roberts, our Senior Vice President Consumer Products and Operations received a $35,000 salary increase for fiscal year 2009; and Jeffrey Klugman, our Senior Vice President General Manager of Service Provider and Advertising Engineering Division received a $35,000 salary increase for fiscal year 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TIVO INC.

By:	/s/ Matthew P. Zinn
Name:	Matthew P. Zinn
Title:	Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Date: April 1, 2008